UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2009

CATALYST GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

POP STARZ VENTURES 3, INC.

(Former Name of Registrant)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53412	26-3142811
(Commission File Number)	(IRS Employer Identification No.)

1739 Creekstone Circle San Jose, CA	95133
(Address of Principal Executive Offices)	(Zip Code)

(408) 691-0806

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2009 we entered into an agreement with Real Estate Promotional Services, Inc., (“REPS”) a recently formed Florida corporation (the “Agreement”) whereby we agreed to purchase all of the issued and outstanding shares of common stock of REPS in consideration for the issuance of a convertible debenture in the amount of $250,000. The convertible debenture provides for interest at the rate of 10% per annum and will be due and payable six months from the closing date of the transaction. The debenture may be converted into shares of the Company’s common stock at the conversion rate of $1.00 per share at the option of either the Company or Jeff Crowe, the sole shareholder of REPS.

Closing of the transaction will be subject to delivery of audited financial statements and compliance with other conditions precedent more specifically set forth in the Agreement which is attached hereto as an exhibit.

Prior to the execution of the Agreement, there was no pre-existing relationship between any officer or director of the Company or any officer, director or shareholder of REPS.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1  Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 11, 2009

Catalyst Group Holdings Corp.

By:	/s/ Kenneth Green

Kenneth Green

Chief Executive Officer